Exhibit 10.20
FORM OF INDEMNIFICATION DEED
FOR OFFICERS AND DIRECTORS
THIS DEED is effective [•], between Venator Materials PLC, a public limited company incorporated in England and Wales with company number 10747130 and the undersigned person who is currently serving or will serve the Company as a director or officer (“Indemnitee”).
WHEREAS, the Company intends to adopt, or has adopted, Amended and Restated Articles of Association (as the same may be amended from time to time, the “Articles”) which sets forth certain provisions related to the indemnification of, and advancement of expenses to directors (among others) of the Company or any Associated Company; and
WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions, and of the Articles, and the vagaries of public policy, are too uncertain to provide the directors and officers of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company; and
WHEREAS, the Company and Indemnitee are aware that highly experienced and capable persons are often reluctant to serve as directors or officers of a company unless they are protected to the fullest extent permitted by law by comprehensive insurance or indemnification, especially since the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against directors or officers of a company, and the resultant substantial time spent, expense, harassment, ridicule, abuse and anxiety in defending against such lawsuits, whether or not meritorious, bear no reasonable or logical relationship to the amount of compensation received by the directors or officers from the company; and
WHEREAS, after due consideration and investigation of the terms and provisions of this Deed, the Board of Directors of the Company has determined in good faith that this Deed is not only reasonable and prudent, but necessary to promote the success of the Company; and
WHEREAS, the Company desires to have Indemnitee serve as a director and/or officer of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his acting in good faith in the performance of his duty to the Company; and Indemnitee desires to serve (provided that he is furnished the indemnity and other benefits provided for hereinafter), in either or both of such capacities;
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.	Definitions. As used in this Deed:

(a)	“Application for Relief” means an application made by Indemnitee to the court under sections 661(3) or 661 (4) or section 1157 of the Companies Act.

(b)	“Associated Company” has the meaning given in section 256 of the Companies Act.

(c)	“Company” means Venator Materials PLC (company number 10747130) and any Associated Company.

(d)	“Companies Act” means the Companies Act 2006 as amended from time to time.

(e)
“Expenses” include, all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, or expenses, reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding or establishing Indemnitee’s right of entitlement to indemnification for any of the foregoing.

(f)	“final” in relation to any conviction, judgment or refusal of relief, has the meaning given in section 204(3) of the Companies Act.

(g)	“Party” or “Parties” means the Company or the Indemnitee or both as appropriate;

(h)
“Proceeding” includes any threatened, pending or completed action, suit, inquiry or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative, arbitrative or investigative nature, in which Indemnitee is or will be involved as a party, as a witness or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or of any inaction on his part while acting as a director or officer or by reason of the fact that he is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another company, partnership, joint venture, trust, limited liability company or other enterprise including any predecessor, subsidiary of affiliated entity of the Company; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Deed; provided, however, that any such action, suit or proceeding which is brought by Indemnitee or any person or entity on behalf of or in the right of Indemnitee against the Company or directors or officers of the Company, shall not be deemed a Proceeding without prior approval by a majority of the Board of Directors of the Company.

(i)	“Liabilities” include, without limitation any judgments, fines and penalties against Indemnitee in connection with a Proceeding and amounts paid by Indemnitee in settlement of a Proceeding.

(j)	“Restricted Proceeding” means any (1) criminal Proceedings, (1) Proceedings brought by the Company and (1) Application for Relief.

(k)	“Stock Exchange” means any stock exchange upon which securities issued by the Company (or depositary receipts representing such securities) are listed;

(l)
“substantiating documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements, represent costs or liabilities meeting the definition of Liabilities or Expenses.

(m)	References to Indemnitee’s being or acting as “a director or officer of the Company” or “serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise” shall include in each case service to or actions taken while a director, officer, trustee, employee or agent of any subsidiary or predecessor of the Company.

(n)	“he” and “his” have been used for convenience and mean “she” and “her” if Indemnitee is a female.

2.
Agreement to Serve. Indemnitee agrees to serve as a director and/or officer of the Company, at the will of the Company or under separate contract, if such exists, for so long as Indemnitee is duly elected or appointed and qualified in accordance with the provisions of the Articles and, in the case of officers, the Board of Directors’ appointment, or until such time as Indemnitee tenders his resignation in writing or is removed.

3.	Indemnity of Director or Officer; D&O Insurance.

(a)
To Fullest Extent Permitted. The Company shall indemnify and hold harmless Indemnitee against Liabilities and Expenses to the fullest extent authorized or permitted by law (including the applicable provisions of the Companies Act) and without prejudice to any other indemnity to which the Indemnitee may otherwise be entitled. The phrase “to the fullest extent permitted by law” shall include (1) to the fullest extent permitted by any provision of the Companies Act that authorizes or permits additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Companies Act and (1) to the fullest extent authorized or permitted by any amendments to or replacements of the Companies Act adopted after the date of this Deed that increase the extent to which a company may indemnify its directors and officers. Any amendment, alteration or repeal of the Companies Act that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence that took place prior to such amendment or repeal.

(b)
In Third Party Proceedings. The Company further agrees to indemnify and hold harmless Indemnitee in accordance with this Section 3(b) against Liabilities and Expenses incurred in connection with any Proceeding, other than a Proceeding by or in the right of the Company, but only if Indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of the Company and, in all other cases, not opposed to the best interests of the Company and with respect to any criminal proceeding, Indemnitee had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding by judgment, order of the court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c)
In Proceedings By The Company. The Company hereby further agrees to indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3(c) against Expenses incurred in connection with any Proceeding by or in the right of the Company except that no indemnification shall be made under this Section 3(c) in respect of any such Proceeding if final judgement is given against the Indemnitee unless, and then only to the extent that, the court shall determine upon an Application for Relief that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee acted honestly and reasonably and ought fairly to be relieved from liability.

(d)
D&O Insurance. The Company shall at its cost purchase and maintain Directors’ and Officers’ Liability Insurance (“D&O Insurance”) to insure Indemnitee (commonly referred to as “Side A” coverage) for any Liabilities and Expenses arising out of facts or events that occurred while Indemnitee was a director and/or officer of the Company to the extent that such insurance can be obtained at such cost and on such terms as are reasonable and do not exceed 200% of the annual cost of the D&O Insurance in place for the year in which this Deed is entered into. The Company shall for a period of six years after Indemnitee ceases to be a director or officer of the Company purchase and maintain D&O Insurance to insure Indemnitee and Indemnitee’s personal representatives/estate in respect of Indemnitee’s appointment as a director or officer of the Company to the extent that such insurance can be obtained at such cost and on such terms as are reasonable and do not exceed 200% of the annual cost of the D&O Insurance in place for the year in which this Deed is entered into. In the event that the aggregate premium for the insurance required by this Section 3(d) exceeds the maximum amount provided, the Company shall purchase as much coverage as is reasonably obtainable for such maximum amount. The Company shall not be in breach of its obligations under this Section 3(b) where its inability to purchase and maintain D&O Insurance to insure Indemnitee is attributable to a failure by Indemnitee to comply with Indemnitee’s obligations to the insurers. The Company shall ensure that Indemnitee is provided at all times with a copy of the Company’ current D&O Insurance policy, to the extent it relates to Indemnitee, or with a summary of the terms of the Company’s current D&O Insurance policy, to the said extent.

4.
Contribution. If the indemnification provided under Section 3 is unavailable by reason of a court decision, based on grounds other than any of those set forth in Section 15, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee, the Company shall contribute to the amount of Liabilities and Expenses actually and reasonably incurred and paid or payable by Indemnitee in such proportion as the Company reasonably and in good faith determines is appropriate to reflect the relative benefits received by the Company on one hand and Indemnitee on the other from the transaction from which such Proceeding arose and the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such Liabilities and Expenses as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take into account of the foregoing equitable considerations.

5.
Choice of Counsel. If Indemnitee is not an officer of the Company, he, together with the other directors who are not officers of the Company (the “Outside Directors”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by Indemnitees who are officers of the Company. The principal counsel for Outside Directors (“Principal Counsel”) shall be determined by majority vote of the Outside Directors, and the Principal Counsel for the Indemnitees who are not Outside Directors (“Separate Counsel”) shall be determined by majority vote of such Indemnitees, in each case subject to the consent of the Company (not to be unreasonably withheld or delayed). The obligation of the Company to reimburse Indemnitee for the fees and disbursements of counsel hereunder shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, except that Indemnitee shall have the right to employ Indemnitee’s own counsel in any such Proceeding at Indemnitee’s expense; and the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee has concluded in good faith that there may be a conflict of interest between the Company and Indemnitee or between Indemnitee and any other persons represented by the same counsel, in the conduct of any such defense, or (C) the Company, in fact, shall not have employed counsel to assume the defense of such Proceeding unless Indemnitee has interests that are different from those of the other Indemnitees or defenses available to him that are in addition to or different from those of the other Indemnitees such that Principal Counsel or Separate Counsel, as the case may be, would have an actual or potential conflict of interest in representing Indemnitee.

6.
Advances of Expenses. Expenses incurred by Indemnitee shall be paid by the Company in advance of the final disposition of the Proceeding, and within 20 calendar days after receipt of Indemnitee’s written request accompanied by substantiating documentation and Indemnitee’s (x) written affirmation that he has met the standard of conduct for indemnification and (y) written undertaking to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. No interest shall accrue on the advances. No objections based on or involving the question whether such charges meet the definition of “Expenses,” including any question regarding the reasonableness of such Expenses, shall be grounds for failure to advance to such Indemnitee, or to reimburse such Indemnitee for, the amount claimed within the 20-day period referenced in the first sentence of this Section 6, and the undertaking of Indemnitee set forth in Section 8 hereof to repay any such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification shall be deemed to include an undertaking to repay any such amounts determined not to have met such definition.

7.	Right to Indemnification or Advancement of Expenses Upon Application; Procedure Upon Application.

(a)
Any indemnification under this Deed shall be made no later than 60 days after receipt by the Company of the written request of Indemnitee, accompanied by substantiating documentation, unless a determination is made within said 60-day period by (1) the Board of Directors by a majority vote of a quorum consisting of directors who are not or were not parties to the relevant Proceeding, (1) a committee of the Board of Directors designated by majority vote of the Board of Directors, even though less than a quorum or (1) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion that Indemnitee has not met the applicable standards for indemnification set forth in this Deed.

(b)
The right to indemnification or advances as provided by this Deed shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advancement of Expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, any committee thereof, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standards of conduct, nor an actual determination by the Company (including its Board of Directors, any committee thereof or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(c)
The Company shall to the fullest extent permitted by applicable law be precluded from asserting in any Proceeding that the provisions of this Deed are not valid, binding and enforceable or that there is insufficient consideration for this Deed.

(d)
Promptly after receipt of a notice of a Proceeding pursuant to Section 8(b) of this Deed, the Company shall give notice of the commencement of any such Proceeding to the insurers under any D&O Insurance in accordance with the procedures set forth in the policies. Thereafter, the Company shall take all reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

8.	Undertaking by Indemnitee.

(a)
Indemnitee undertakes and promises to repay to the Company for all advances of Expenses pursuant to Section 6 hereof, (1) in respect of particular Restricted Proceedings if, in respect of those Proceedings (as applicable): (x) Indemnitee is convicted, (y) judgement is given against Indemnitee’ or (z) the court refuses to grant Indemnitee relief on an Application for Relief, and (1) in respect of all other Proceedings, to the extent that it is finally determined that Indemnitee is not entitled to indemnification under this Deed. Any repayment required by clause (i) of this subsection shall be made no later than the date when the conviction, judgement or the refusal of relief (as applicable) becomes final and any repayment otherwise required shall be made no later than 30 days after notice to Indemnitee of the final determination described in clause (ii).

(b)
Indemnitee shall give the Company notice in writing as soon as practicable (and in no event later than 5 business days following Indemnitee’s becoming aware) of any Proceeding in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder. Notice to the Company shall be directed to the General Counsel of the Company (or if there is no such position, the chief executive officer) and given in accordance with Section 18(e) of this Deed. Subject to Section 12 of this Deed, the delay or omission by Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise

9.
Rights Hereunder Not Exclusive. The rights to indemnification and to advancement of Expenses provided by this Deed shall not be deemed exclusive of limit or be limited by any other rights to which Indemnitee may be entitled under the Articles, applicable law, any D&O Insurance, any agreement, any shareholder vote or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; provided, that this Deed supersedes all prior written indemnification agreements between the Company and Indemnitee with respect to the subject matter hereof; provided, that Indemnitee shall reimburse the Company for amounts paid to him pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Deed.

10.
Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (notwithstanding the fact that Indemnitee has ceased to serve the Company).

11.
Partial Indemnification. If Indemnitee is entitled under any provision of this Deed to indemnification by the Company or to receive advancement by the Company in each case for, some portion of, Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee, and to the extent applicable advancement of Expenses, for the portion of such Expenses to which Indemnitee is entitled.

12.
Settlements. The Company shall not be liable to indemnify Indemnitee under this Deed for any amounts paid in settlement of any Proceedings effected without the Company’s written consent. The Company shall not settle any Proceedings in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold or delay their consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Deed with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

13.	Acknowledgements.

(a)
Company Acknowledgment. The Company expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve or to continue to serve as a director or officer of the Company, and acknowledges that Indemnitee is relying upon this Deed in agreeing to serve or in continuing to serve as a director or officer of the Company.

(b)
Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors and officers under this Deed or otherwise. For example, the Company and Indemnitee acknowledge that the United States Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain United States federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

14.
Enforcement. In the event Indemnitee is required to bring any action or other proceeding to enforce rights or to collect moneys due under this Deed and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee’s Expenses in bringing and pursuing such action.

15.	Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Deed:

(a)
No Entitlement to Indemnification. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any action instituted by Indemnitee to enforce or interpret this Deed, if a court of competent jurisdiction determines that Indemnitee was not entitled to indemnification hereunder;

(b)
Insured Claims. To indemnify Indemnitee for Expenses or Liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such Expenses or Liabilities have been paid directly to Indemnitee by an insurance carrier under any insurance policy maintained by the Company;

(c)
Remuneration in Violation of Law. To indemnify Indemnitee in respect of remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(d)
Indemnification Unlawful. To indemnify Indemnitee if prohibited by the Companies Act or otherwise by law or a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful;

(e)
Fines. To indemnify Indemnitee for any fines imposed on Indemnitee in any criminal proceeding or amounts payable by Indemnitee to a regulatory authority or Stock Exchange as a penalty in respect of non-compliance with any requirement of a regulatory nature, provided, however, that this clause (e) shall not limit the Company’s obligation to pay to Indemnitee such amounts as are required to meet Expenses of Indemnitee in defending himself in an investigation or against any action proposed to be taken by a regulatory authority or Stock Exchange;

(f)
Misconduct, Etc. To indemnify Indemnitee on account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to constitute intentional misconduct, a knowing violation of law, or a transaction from which Indemnitee derived an improper personal benefit;

(g)
Claims under Sarbanes-Oxley Act of 2002. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002.

(h)
Breach of Duty. To indemnify Indemnitee on account of Indemnitee’s conduct which is the subject of any Proceeding brought by the Company and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee’s fiduciary or contractual obligations to the Company, or any other willful and deliberate breach in bad faith of Indemnitee’s duty to the Company or its shareholders;

(i)
Claims Under Section 16(b). To indemnify Indemnitee for Expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

(j)
Taxation. To indemnify Indemnitee for any Liabilities or Expenses relating to any taxation or national insurance payable by Indemnitee in connection with his remuneration or other benefits from the Company; or

(k)
Restricted Proceedings. To indemnify Indemnitee for any Liabilities or Expenses related to any Restricted Proceedings in which (1) Indemnitee is convicted; (1) judgement is given against Indemnitee; or (1) the court refuses to grant Indemnitee relief on the application.

16.    Severability. If any provision of this Deed shall be held to be invalid, illegal or unenforceable: the validity, legality and enforceability of the remaining provisions of this Deed shall not be in any way affected or impaired thereby, and to the fullest extent possible, the provisions of this Deed shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each section of this Deed is a separate and independent portion of this Deed. If the indemnification to which Indemnitee is entitled with respect to any aspect of any claim varies between two or more sections of this Deed, that section providing the most comprehensive indemnification shall apply.
17.    Duties; No Construction as Service Agreement. This indemnity shall not modify or waive any of the duties which Indemnitee owes as a director or officer as a matter of law or under the rules of any relevant Stock Exchange or other regulatory body. Nothing contained in this Deed shall be construed as giving Indemnitee any right to remain in the employ of the Company or any of its subsidiaries, if Indemnitee currently serves as an officer of the Company to serve in such capacity, or if Indemnitee currently serves as a director of the Company to be renominated or continue to serve as a director of the Company. This Deed shall not be deemed an employment or service agreement between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that his service to the Company or any of its subsidiaries is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, subject to payment of any required amounts pursuant to a written employment or service agreement between Indemnitee and the Company (or any of its subsidiaries), or other written agreement, plan or arrangement adopted by the Board of Directors or, with respect to an Indemnitee’s service as a director or officer of the Company, by the Articles or Companies Act.

18.	Miscellaneous.

(a)
Governing Law. This Deed and all acts and transactions pursuant hereto and the rights and obligations of the Parties shall be construed and interpreted in accordance with and governed by the laws of England and Wales and the Parties hereto submit irrevocably to the nonexclusive jurisdiction of the Courts of England for resolution of any dispute arising hereunder.

(b)
Entire Agreement; Modifications; Enforcement of Rights. This Deed represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the Parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing. No modification of or amendment to this Deed, nor any waiver of any rights under this Deed, shall be effective unless in writing signed by the Parties to this Deed except that the Company may amend the terms of this Deed without consent of the Indemnitee after giving Indemnitee 60 days’ notice of such proposed amendment. No amendment effected without the Indemnitees’ consent shall affect the rights of the Indemnitee hereunder in respect of any Proceeding arising out of act, omission or event occurring before any such amendment is made or alter the obligation of the Company set forth in the second sentence of Section 3(d). The failure by either Party to enforce any right, power or remedy under this Deed shall not be construed as a waiver of any right, power or remedy of such Party. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.
Construction. This Deed is the result of negotiations between and has been reviewed by each of the Parties hereto and their respective counsel, if any; accordingly, this Deed shall be deemed to be the product of all of the Parties hereto, and no ambiguity shall be construed in favor of or against any one of the Parties hereto. Section headings are not to be considered part of this Deed, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Deed. For the purposes of this Deed, (1) words in the singular shall be held to include the plural and vice versa; (1) the terms “hereof,” “herein,” “hereunder”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Deed as a whole and not to any particular provision of this Deed, and Section references are to the Sections to this Deed unless otherwise specified; (1) the word “including” and words of similar import when used in this Deed shall mean “including, without limitation,” unless otherwise specified; and (1) the word “or” shall not be exclusive.

(c)
Assignment; Third Party Rights. This Deed shall not be assignable by either Party without the consent of the other. This Deed is made for the benefit of Indemnitee and shall inure for the benefit of the successors, personal representatives, heirs and estate of Indemnitee. Subject to the preceding sentence, no term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not Party.

(d)
Inspection. The Indemnitee acknowledges and accepts that a copy of this Deed as varied from time to time will be available for inspection at the registered office of the Company by any shareholder of the Company in accordance with the provisions of the Companies Act, and may further be disclosed in whole in part to such persons as the Company determines in its absolute discretion including, without limitation, in the accounts of the Company.

(e)
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Deed shall be in writing and shall be deemed to have been given (1) when delivered personally to the recipient, (1) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (1) one business day after the date when sent to the recipient by reputable overnight courier service (charges prepaid), or (1) five business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Parties at the addresses indicated on the signature page hereto, or to such other address as any Party may, from time to time, designate in writing delivered pursuant to the terms of this Section 18(e).

(f)	Counterparts. This Deed may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)
Successors and Assigns. This Deed shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Deed in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(h)
Subrogation. In the event of payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this document as a deed on and as of the day and year first above written.
VENTATOR MATERIALS PLC

By:
Name:
Title:

Address:
Venator Materials PLC
Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom

Facsimile: 00 44 (0)1740 608241

Witness:
Name:
Address:

INDEMNITEE:

[Name]

Address:
[Name]
c/o Venator Materials     PLC
Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom

Facsimile: 00 44 (0)1740 608241

Witness:
Name:
Address:

[Signature Page to Indemnification Deed]